SELIGMAN CAPITAL FUND, INC.

Proxy Results

Shareholders of the Fund considered and approved the following proposals at a special meetingof shareholders held on September 25, 2002 at the offices of the Fund. Tabulations of the votes received on each of the proposals appear below.

Proposal 1 To elect a Board of Directors.

                        In Favor of Election        Withhold Authority to Vote

John R. Galvin             22,452,075                                   984,719
Paul C. Guidone            22,501,219                                   935,575
Alice S. Ilchman           22,483,310                                   953,484
Frank A. McPherson         22,465,535                                   971,259
John E. Merow              22,468,596                                   968,198
Betsy S. Michel            22,504,778                                   932,016
William C. Morris          22,486,878                                   949,916
Leroy C. Richie            22,465,713                                   971,081
James Q. Riordan           22,441,667                                   995,127
Robert L. Shafer           22,460,109                                   976,685
James N. Whitson           22,495,878                                   940,916
Brian T. Zino              22,484,085                                   952,709

Proposal 2
To ratify the selection of Deloitte & Touche LLP as auditors of the Fund for 2002.

 For Ratification        Against Ratification                          Abstain
 ----------------        --------------------                          -------
    22,563,141                  320,897                                552,756

Proposal 3
To amend the management agreement between the Fund and J. & W. Seligman & Co. Incorporated to increase the management fee payable by the Fund to J. & W. Seligman & Co. Incorporated and to change the method of computing the fee rate.

For Approval   Against Approval        Abstain             Broker Non-Votes
------------   ----------------        -------              ----------------
 16,910,048       3,761,301            716,121                 2,049,324

Proposal 4(a)
To amend the Fund's fundamental restriction regarding investments in commodities.

For Approval      Against Approval        Abstain           Broker Non-Votes
------------      ----------------        -------           ----------------
 17,804,256          2,655,540            927,674               2,049,324

Proposal 4(b)
To amend the Fund's fundamental restriction regarding the purchase of securities on margin.

For Approval      Against Approval        Abstain           Broker Non-Votes
------------      ----------------        -------           ----------------
 17,636,372          2,635,793           1,115,305              2,049,324

Proposal 4(c)
To amend the Fund's fundamental restriction regarding borrowing.

For Approval      Against Approval        Abstain           Broker Non-Votes
------------      ----------------        -------           ----------------
 17,710,569          2,565,048           1,111,853              2,049,324

Proposal 4(d)
To amend the Fund's fundamental restriction regarding lending.

For Approval      Against Approval        Abstain           Broker Non-Votes
------------      ----------------        -------           ----------------
17,804,089           2,427,208           1,156,173              2,049,324

Proposal 4(e)
To amend the Fund's fundamental restriction regarding underwriting.

For Approval      Against Approval        Abstain           Broker Non-Votes
------------      ----------------        -------           ----------------
18,373,642           1,818,729           1,195,099              2,049,324

Proposal 4(f)
To amend the Fund's fundamental restriction regarding purchases or sales of real estate.

For Approval      Against Approval         Abstain          Broker Non-Votes
------------      ----------------         -------          ----------------
18,736,188           1,491,319            1,159,963             2,049,324

Proposal 4(g)
To amend the Fund's fundamental restriction regarding diversification.

For Approval      Against Approval         Abstain          Broker Non-Votes
------------      ----------------         -------          ----------------
18,470,519           1,783,060            1,133,891             2,049,324

Proposal 4(h)
To amend the Fund's fundamental restriction regarding industry concentration.

For Approval      Against Approval         Abstain          Broker Non-Votes
------------      ----------------         -------          ----------------
18,401,017           1,846,343            1,140,110             2,049,324

Proposal 4(i)
To eliminate the Fund's fundamental restriction regarding short sales.

For Approval      Against Approval         Abstain          Broker Non-Votes
------------      ----------------         -------          ----------------
17,964,796           2,262,950            1,159,723             2,049,324

Proposal 4(j)
To eliminate the Fund's fundamental restriction regarding control or management of any company.

For Approval      Against Approval          Abstain         Broker Non-Votes
------------      ----------------          -------         ----------------
17,999,819           2,211,610             1,176,041            2,049,324

Proposal 4(k)
To eliminate the Fund's fundamental restriction regarding transactions in options.

For Approval      Against Approval          Abstain         Broker Non-Votes
------------      ----------------          -------         ----------------
17,725,120           2,508,465             1,153,884            2,049,324

Proposal 4(l)
To eliminate the Fund's fundamental restriction regarding investment in other investment companies.

For Approval      Against Approval          Abstain         Broker Non-Votes
------------      ----------------          -------         ----------------
18,252,515           1,999,126             1,135,829            2,049,324

Proposal 4(m)
To eliminate the Fund's fundamental restriction regarding unseasoned companies.

For Approval      Against Approval          Abstain         Broker Non-Votes
------------      ----------------          -------        ----------------
17,689,980           2,523,854             1,173,635            2,049,324

Proposal 4(n)
To eliminate the Fund's fundamental restriction regarding mortgages and pledges.

For Approval      Against Approval          Abstain         Broker Non-Votes
------------      ----------------          -------         ----------------
17,739,480           2,474,656             1,173,334            2,049,324